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                                                                    Exhibit 10.3


                               AVISTA CORPORATION
                     2005 NEO PERFORMANCE SHARES GRANT TABLE

NAME AND PRINCIPAL POSITION                                     2005 PERFORMANCE SHARES
---------------------------                                     -----------------------
Gary G. Ely                                                                 64,400
Chairman of the Board, President and
Chief Executive Officer

Malyn K. Malquist                                                           15,500
Senior Vice President, Chief Financial
Officer and Treasurer

Scott L. Morris                                                             15,500
Senior Vice President

David J. Meyer                                                               5,300
Vice President and Chief Counsel for
Regulatory and Governmental Affairs

Ronald R. Peterson                                                           5,300
Vice President

The table above shows information regarding performance shares granted under the Company's Long-Term Incentive Compensation Plan as approved by the Compensation & Organization Committee of the Board of Directors on February 10, 2005 to each executive officer who is expected to be a NEO in the 2005 Proxy Statement. The actual payment depends on the Company's three-year total shareholder return compared to the returns reported in the S&P 400 MidCap Utilities Index. Awards are provided at the end of the three-year period based on the Company's total shareholder return within the index.

The performance shares will be payable at the Company's option in either cash or Avista Corporation Common Stock at the end of the three-year cycle on December 31, 2007, and will range from 0 to 150 percent of the grant. To receive 100 percent of the award, the Company must perform at the 55th percentile among the S&P 400 MidCap Utilities Index. To receive 150 percent of the award, the Company must perform at or above the 85th percentile ranking. Awards are pro-rated for performance between the 55th and 85th percentile rankings. Dividend Equivalent Rights are calculated and paid out in cash when and to the extent the performance shares are paid.